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                                                                Exhibit 10.6 (c)



                            TERM LOAN PROMISSORY NOTE

                                  (FACILITY B)

$750,000                                                        Phoenix, Arizona
                                                                  April 24, 2000

        FOR VALUE RECEIVED, ALLIANCE MEDICAL CORPORATION, a Delaware corporation ("BORROWER"), promises to pay to the order of IMPERIAL BANK, a California banking corporation ("LENDER", with Lender and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, being herein successively called "HOLDER"), at Imperial Bank, One Arizona Center, 400 East Van Buren, Phoenix, Arizona 85004, or at such other place as Holder may from time-to-time designate in writing, the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000), or so much thereof as may be from time-to-time outstanding, together with interest thereon, to be computed on each Advance thereof from the date of its disbursement, at the interest rates stated in the Credit and Reimbursement Agreement of even date herewith executed by Borrower, as borrower, and Lender, as lender (the "CREDIT AGREEMENT").

        This Note is issued pursuant to the Credit Agreement and is secured by the Loan Documents and the Related Documents. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms, in the Credit Agreement. In the event of any conflict between the provisions of this Note and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall govern. All notices required or permitted in connection with this Note shall be given in the manner provided in the Credit Agreement for the giving of notices.

        All amounts advanced by Lender under this Note shall be Facility B Advances. Advances hereunder shall be made in accordance with the provisions of the Credit Agreement pertaining to Facility B Advances, and the principal of the indebtedness evidenced hereby, and interest thereon, shall be payable in the manner and on the dates stated in the Credit Agreement. All principal, interest and other charges and amounts to be paid hereunder shall be due and payable, in full, on the date that is one Business Day before the fifth anniversary of the date of this Note. Payments under this Note shall be applied in the manner provided in the Credit Agreement.

        If Borrower fails to make any payment of the indebtedness evidenced by this Note within ten (10) days after the date on which such payment becomes due and payable under the Credit Agreement, Borrower shall pay to Holder, in addition to all other charges and amounts then due and payable, a late charge equal to five percent (5.0%) of the amount of the overdue payment.

        Borrower may prepay the indebtedness evidenced by this Note in accordance with the provisions of the Credit Agreement, and, if at any time the aggregate principal amount outstanding hereunder exceeds the then applicable Facility B Borrowing Base (computed as provided in the Credit Agreement), Borrower shall prepay the amount by which such aggregate outstanding amount exceeds such borrowing base, together with interest accrued on the amount of the prepayment.


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        Time is of the essence of this Note.

        Borrower shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Loan Documents and the Related Documents.

        Failure or delay of Holder to exercise any right or remedy hereunder or under the Credit Agreement with respect to any Default, Event of Default or other circumstance shall not constitute a waiver of the right to exercise the same with respect to any subsequent Default, Event of Default or other circumstance or in the event of continuance of any existing Default or Event of Default after demand for performance hereof.

        Borrower and all sureties, guarantors and/or endorsers hereof, or of any obligation hereunder, and all accommodation parties hereon (severally each hereinafter called a "SURETY") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) to the maximum extent allowed by law, severally waive any and all formalities in connection with this Note, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, maturity, nonperformance and nonpayment; (c) agree that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the indebtedness evidenced by this Note, at the request of any person liable hereon, and that any such extension or modification shall not alter or diminish the liability of any person hereon; (d) severally waive any homestead or other exemption rights; and (e) severally waive any recourse to guaranty or suretyship requirements or defenses.

        This Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Holder and any subsequent holders of this Note and their respective successors and assigns.

        This Note shall be governed by and construed and enforced in accordance with the substantive laws (other than conflict laws) of the State of Arizona, except to the extent Holder has greater rights or remedies under Federal law, in which case such choice of Arizona law shall not be deemed to deprive Holder of any such rights and remedies as may be available under Federal law. Borrower consents to the personal jurisdiction and venue of the state courts located in Maricopa County, Arizona in connection with any controversy related to this Note, waives any argument that venue in any such forum is not convenient and agrees that, at the option of Holder, any litigation initiated by any of them in connection with this Note may be venued in the Superior Court of Maricopa County, Arizona.

        EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION PERTAINING TO THE OBLIGATIONS OR THE LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


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        IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                              ALLIANCE MEDICAL CORPORATION,
                              a Delaware corporation



                              By:
                                 _______________________________________________
                              Name:   Tim Einwechter
                              Its:    Chief Financial Officer
ATTEST:

____________________________________
Name:
     _______________________________
Title:
      ______________________________



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